Exhibit 23.2

 Consent of Independent Public Accounting Firm

Langer, Inc.
Deer Park, New York

We confirm our consent to the use of our reports dated February 28, 2007 and January 26, 2005, with respect to the consolidated financial statements of Twincraft, Inc., a Vermont corporation, and Affiliates, which are included in the Current Report on Form 8-K/A, of Langer, Inc., a Delaware corporation, and to the incorporation by reference of such reports in Amendment No. 4 of Registration Statement number 333-139882 dated June 12, 2008.

/s/ Gallagher, Flynn & Company, LLP

Burlington, Vermont
June 12, 2008